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                                                                     Exhibit 4.1

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                                SECOND AMENDMENT

                                       TO

                             NOTE PURCHASE AGREEMENT

                                  by and among

                             NUMATICS, INCORPORATED,

                                 NUMATICS, GMBH,

                                 NUMATICS LTD.,

                    THE OTHER LOAN PARTIES SIGNATORY HERETO,

                                       and

                   AMERICAN CAPITAL FINANCIAL SERVICES, INC.,
                                    AS AGENT

                                       and

                          THE PURCHASERS IDENTIFIED ON
                                     ANNEX A

                    Date of Second Amendment: August 13, 2002
                        Original Date: November 28, 2001

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                                SECOND AMENDMENT
                                       TO
                             NOTE PURCHASE AGREEMENT

                    $14,354,000 Aggregate Principal Amount of
                       Senior Notes Due November 27, 2006
                    of Numatics, Incorporated, Numatics, GMBH
                                and Numatics Ltd.

                    $17,000,000 Aggregate Principal Amount of
                         Senior Secured Term A Notes Due
                                November 27, 2006
                            of Numatics, Incorporated

     THIS SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT (this "Amendment") is entered into as of August 13, 2002 by and NUMATICS, INCORPORATED, a Michigan corporation (the "Company"), NUMATICS, GMBH, a corporation organized under the laws of the Federal Republic of Germany ("Numatics Germany"), NUMATICS LTD., a Canadian corporation ("Numatics Canada", and together with the Company and Numatics Germany, the "Borrowers"), the U.S. Subsidiaries of the Company signatory hereto (the "Subsidiary Guarantors" and together with the Borrowers, the "Loan Parties"), the securities purchasers that are now and hereafter at any time parties hereto and are listed in Annex A (or any amendment or supplement thereto) (each a "Purchaser" and collectively, "Purchasers"), and AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation ("ACFS"), as administrative agent for Purchasers (in such capacity "Agent").

                                    RECITALS

     A. As of November 28, 2001, the Loan Parties, the Purchasers and Agent entered into a Note Purchase Agreement as amended by that First Amendment thereto dated as of March 29, 2002 (the "Agreement"), pursuant to which the Purchasers purchased from the Borrowers certain notes (the "Notes"). Capitalized terms used and not defined elsewhere in this Amendment that are defined in the Agreement shall have the same meaning as in the Agreement.

     B. The Loan Parties are in default of the financial covenants set forth in Section 7.3 of the Agreement for the period ended June 30, 2002 (the "Existing Defaults").

     C. The Loan Parties have requested that Purchaser waive the Existing Defaults and amend certain provisions of the Agreement, and Purchaser is willing to do so on the terms and conditions set forth herein.

Second Amendment to Note Purchase Agreement

                                       1

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     NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

                                    ARTICLE 1
                                  THE AMENDMENT

     Upon the satisfaction of the conditions set forth in Section 3.1 herein, the Agreement shall be deemed to be amended, retroactive to November 28, 2001, as set forth in this Article 1.

     1.1 Amendment to Section 7.3. Section 7.3 of the Agreement is amended and restated in its entirety to read as follows:

          7.3 Financial Covenants. The Loan Parties, jointly and severally, covenant that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding, they shall maintain the following financial covenants on a consolidated basis at the end of each calendar quarter (except that for the first calendar quarter of 2003 financial covenants shall be measured at the end of each calendar month and such compliance shall be evidenced by a compliance certificate in the form of Exhibit F to be delivered within twenty (20) days following such calendar month) (each such date being a "Measurement Date").

               (a) Minimum Tangible Net Worth. A minimum Tangible Net Worth of
          (i) $15,700,000 at all times from and including November 28, 2001 through December 31, 2002, (ii) $19,500,000 at all times from and including January 1, 2003 through December 30, 2003, and (iii) $22,000,000 at all times from and including December 31, 2003 and thereafter.

               (b) Minimum Debt Service Coverage Ratio. A minimum Debt Service Coverage ratio for any twelve (12) consecutive months ending as of the Measurement Date as follows:

Second Amendment to Note Purchase Agreement

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                 Measurement Date                 Ratio
                 ----------------                 -----

                 From Closing Date through        1.00 to 1.0
                 December 31, 2001
                 From January 1, 2002 through     1.05 to 1.0
                 March 31, 2002
                 From April 1, 2002 through       1.00 to 1.0
                 September 30, 2002
                 From October 1, 2002 through     1.05 to 1.0
                 December 31, 2002
                 From January 1, 2003 and
                 thereafter                       1.10 to 1.0

               (c) Interest Coverage Ratio. A maximum ratio (i) Adjusted Net Income to (ii) scheduled payments of interest and fees, to the extent carried as interest expense on the Company's and its Subsidiaries' consolidated financial statements, with respect to indebtedness for borrowed money (including the interest component payments with respect to Capitalized Leases) for any period of twelve (12) consecutive months ending as of the Measurement Date as follows:

                 Measurement Date                 Ratio
                 ----------------                 -----

                 From Closing Date through        1.20 to 1.0
                 March 31, 2002
                 From April 1, 2002 through       1.15 to 1.0
                 June 30, 2002
                 From July 1, 2002 through        1.10 to 1.0
                 September 30, 2002
                 From October 1, 2002 through     1.20 to 1.0
                 December 31, 2002
                 From January 1, 2003 and
                 thereafter                       1.35 to 1.0

                                    ARTICLE 2
                                 LIMITED WAIVER

     2.1 Waiver. Upon the Loan Parties' compliance with the terms and conditions in Article III hereof, Purchaser hereby waives the Existing Defaults for the quarter ended June 30, 2002.

     2.2 Limitation of Waiver. Except as specifically provided in this Article II, nothing contained in this Amendment shall be construed as a waiver by Purchaser of any

Second Amendment to Note Purchase Agreement

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covenant or provision of the Agreement, the other Purchase Documents, this
Amendment, or of any other contract or instrument between the Loan Parties and/or Purchaser, and the failure of Purchaser at any time or times hereafter to require strict performance by the Loan Parties of any provision thereof shall not waive, affect or diminish any right of Purchaser to thereafter demand strict compliance therewith. Purchaser hereby reserves all rights granted under the Agreement, the other Purchase Documents, this Amendment and any other contract or instrument between the Loan Parties and/or Purchaser.

                                    ARTICLE 3
                              CONDITIONS PRECEDENT

The obligation of Purchaser to deliver this Amendment is subject to the satisfaction of the following conditions precedent:

     3.1 Accommodation Fee. The Loan Parties shall have paid to the Purchaser or its designee an accommodation fee in the amount of $75,000.

     3.2 Field Audit Fee. The Loan Parties shall have paid to the Purchaser or its designee a field audit fee in the amount of $25,000 in order for Purchaser to conduct an audit of the Loan Parties Collateral.

     3.3 Revolving Credit Amendment. The Loan Parties shall have delivered an amendment to the Revolving Credit Agreement, duly executed by the Loan Parties and the Revolving Financing Lender, all to the satisfaction of Purchaser.

     3.4 Continuation of Representations and Warranties. All representations, warranties, covenants and agreements of the Loan Parties contained in the Agreement shall be true and correct in all material respects at and as of the date hereof as though then made, except (i) to the extent of the changes caused by the transactions expressly contemplated therein or herein, and (ii) for such representations and warranties as by their terms expressly speak as of an earlier date, and an officer of the Loan Parties shall have delivered a certificate to Purchaser to such effect.

     3.5 Costs and Expenses. The Loan Parties shall have paid to the Purchaser and Purchaser's counsel all outstanding costs and expenses related to preparation, negotiation and delivery of this Amendment, any previous amendment and the Agreement.

                                    ARTICLE 4
                    REFERENCE TO AND EFFECT ON THE AGREEMENT

     4.1 Representations. In order to induce the Purchaser to enter into this Amendment and to consummate the transactions contemplated hereby, the Loan Parties hereby (x) represent and warrant that no Default or Event of Default exists on the date hereof after giving effect to this Amendment and (y) make each of the representations, warranties and agreements contained in the Agreement and the other Purchase Documents on and as of the date hereof, after giving effect to this Amendment (it being

Second Amendment to Note Purchase Agreement

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understood that any representation or warranty that by its terms is made as of a specified date shall be required to be true and correct in all material respects as of such date).

     4.2 References. On and after the date hereof, (i) each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import shall mean and be a reference to the Agreement as amended hereby, and
(ii) each reference to the Agreement in all other Purchase Documents shall mean and be a reference to the Agreement, as amended hereby.

     4.3 Effects. Except as specifically amended hereby, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

     4.4 No Waiver or Novation. The execution, delivery and effectiveness of this Amendment shall not (i) operate as a waiver of any right, power or remedy of Purchaser, whether created by contract, at law or in equity, (ii) constitute a waiver of, or consent to and departure from, any provision of the Agreement, or any other documents, instruments and agreements executed and/or delivered in connection therewith (the "Note Documents"), or (iii) be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Notes.

                                    ARTICLE 5
                                  MISCELLANEOUS

     5.1 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     5.2 Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Amendment.

     5.3 Headings. Article, section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     5.4 Counterparts. This Amendment may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

     5.5 Integration. This Amendment, the Agreement and the other Purchase Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings

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among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.

                                    * * * * *

Second Amendment to Note Purchase Agreement

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                                SIGNATURE PAGE TO
                               SECOND AMENDMENT TO
                             NOTE PURCHASE AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                             THE BORROWERS:

                             NUMATICS, INCORPORATED

                             By:      /s/ John H. Welker
                                 ---------------------------------------------
                                      John H. Welker
                                      Chief Executive Officer

                             NUMATICS, GMBH, a corporation organized
                             under the laws of the Federal Republic of Germany


                             By:      /s/ John H. Welker
                                 ---------------------------------------------
                             Name:    John H. Welker
                                   -------------------------------------------
                             Title:   General Manager
                                    ------------------------------------------


                             NUMATICS LTD., a Canadian corporation


                             By:      /s/ Robert P. Robeson
                                 ---------------------------------------------
                             Name:    Robert P. Robeson
                                   -------------------------------------------
                             Title:   Secretary
                                    ------------------------------------------


                             AGENT:

                             AMERICAN CAPITAL FINANCIAL SERVICES, INC.

                             By:      /s/ Mark D. Schindel
                                  --------------------------------------------
                                      Mark D. Schindel
                                      Vice President

Second Amendment to Note Purchase Agreement

                                      S-1

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                         PURCHASERS:


                         ACAS BUSINESS LOAN TRUST 2000-1

                         By:  AMERICAN CAPITAL STRATEGIES, LTD., as Servicer


                         By:      /s/ Mark D. Schindel
                              ------------------------------------------
                                  Mark Schindel, Vice President

                         ACAS FUNDING TRUST I

                         By:  AMERICAN CAPITAL STRATEGIES, LTD., as Servicer


                         By:      /s/ Mark D. Schindel
                              ------------------------------------------
                                  Mark Schindel, Vice President

                         AMERICAN CAPITAL STRATEGIES, LTD.

                         By:      /s/ Mark D. Schindel
                              ------------------------------------------
                                  Mark Schindel, Vice President

Second Amendment to Note Purchase Agreement

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